Exhibit 3.1(r)(i)




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                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

               In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S.
     Section 1204) the undersigned desiring to be incorporated as a business corporation, hereby certifies (certify) that:

     1.   The names of the corporation is UNIVERSAL MONEY EXCHANGE, INC.

     2. The location and post office address of the initial registered office of the corporation in this Commonwealth is: 2400 Two Girard Plaza, Philadelphia PA 19102

     3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes: To engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under this act.

     4.   The terms for which the corporation is to exist is perpetual.

     5. The aggregate number of shares which the corporation shall have authority to issue is: One Thousand (1,000) shares of capital stock without par value.

     6. The name and post office address of each incorporator and the number and class of shares subscribed by such incorporator(s) is
     (are):



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                                                    Number and
            Name                Address           Class of Shares

      Virginia Zuccari   2400 Two Girard Plaza           1
                        Philadelphia, PA 19102

               IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 3rd day of October, 1978.

     _________________________(SEAL) /s/ Virginia Zuccari(SEAL)
                                     --------------------
                                     ____________________(SEAL)




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                          COMMONWEALTH OF PENNSYLVANIA

                               DEPARTMENT OF STATE

     TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

               WHEREAS, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini one thousand nine hundred and thirty-three, P.L. 364, as amended, the Department of State is authorized and required to issue a

                          CERTIFICATE OF INCORPORATION

     evidencing the incorporation of a business corporation organized under the terms of the that law, and

               WHEREAS, The stipulation and conditions of that law have been fully complied with by the persons desiring to incorporate as

                         UNIVERSAL MONEY EXCHANGE, INC.

               THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen hereinbefore specified, which shall exist perpetually and shall




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     be invested with and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable law of this Commonwealth.

                              GIVEN under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 4th day of October in the year of our Lord one thousand nine hundred and seventy-eight and of the Commonwealth the two hundred and third.

                                /s/ Barton A. Fields
                                -----------------------------
                                Secretary of the Commonwealth